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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                   13-4941247
(Jurisdiction of Incorporation or                          (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                         10006
(Address of principal                                      (Zip Code)
executive offices)

                              Bankers Trust Company
                              Legal Department
                              130 Liberty Street, 31st Floor
                              New York, New York  10006
                              (212) 250-2201
            (Name, address and telephone number of agent for service)


                      First Union Student Loan Trust 1997-1
             (Exact name of Registrant as specified in its charter)


                 DELAWARE                                     22-1147033
            (State or  other jurisdiction of                (I.R.S. employer
            incorporation or organization)                   Identification no.)


     c/o THE FIRST NATIONAL BANK OF CHICAGO
     ONE  FIRST  NATIONAL   PLAZA,   SUITE  0126
     CHICAGO, ILLINOIS  60670
     (Address,   including  zip  code  of
      principal executive offices)

                      First Union Student Loan Trust 1997-1
                        Floating Rate Asset Backed Notes
                       (Title of the indenture securities)

Item 1.   General Information.
          Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                                      Address
          ----                                                      -------

          Federal Reserve Bank (2nd District)                  New York, NY
          Federal Deposit Insurance Corporation                Washington, D.C.
          New York State Banking Department                    Albany, NY

          (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

Item 3. -15.    Not Applicable

Item 16.  List of Exhibits.

          Exhibit 1 -    Restated  Organization  Certificate  of  Bankers  Trust
                         Company dated August 7, 1990,  Certificate of Amendment
                         of  the  Organization   Certificate  of  Bankers  Trust
                         Company  dated June 21, 1995 -  Incorporated  herein by
                         reference  to Exhibit 1 filed with Form T-1  Statement,
                         Registration No. 33-65171, and Certificate of Amendment
                         of  the  Organization   Certificate  of  Bankers  Trust
                         Company dated March 20, 1996, copy attached.

          Exhibit 2 -    Certificate   of  Authority  to  commence   business  -
                         Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


          Exhibit 3 -    Authorization  of the  Trustee  to  exercise  corporate
                         trust  powers -  Incorporated  herein by  reference  to
                         Exhibit 2 filed with Form T-1  Statement,  Registration
                         No. 33-21047.

         Exhibit 4 -     Existing  By-Laws of Bankers Trust Company,  as amended
                         on February 18, 1997,  Incorporated herein by reference
                         to   Exhibit   4  filed   with   Form  T-1   Statement,
                         Registration No. 333-24509-01.

         Exhibit 5 -     Not applicable.

         Exhibit 6 -     Consent of Bankers  Trust  Company  required by Section
                         321(b) of the Act. -  Incorporated  herein by reference
                         to   Exhibit   4  filed   with   Form  T-1   Statement,
                         Registration No. 22-18864.

         Exhibit 7 -     A copy of the  latest  report of  condition  of Bankers
                         Trust Company dated as of December 31, 1996.

         Exhibit 8 -     Not Applicable.

         Exhibit 9 -     Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of May, 1997.


                                          BANKERS TRUST COMPANY



                                          By:  /s/ Louis Bodi
                                               --------------
                                               Louis Bodi
                                               Vice President

Legal Title of Bank:         Bankers Trust Company       Call Date:   12/31/96     ST-BK:   36-4840       FFIEC 031
Address:                     130 Liberty Street          Vendor ID: D              CERT:  00623           Page RC-1
City, State    ZIP:          New York, NY  10006                                                          11
FDIC Certificate No.:        |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                       C400
                                                       Dollar Amounts in Thousands     RCFD    Bil Mil Thou
-----------------------------------------------------------------------------------------------------------
ASSETS                                                                                / / / / / / / / / / /
 1.  Cash and balances due from depository institutions (from Schedule RC-A):         / / / / / / / / / / /
      a.   Noninterest-bearing balances and currency and coin(1) .....................0081             1,545,000   1.a.
      b.   Interest-bearing balances(2) ..............................................0071             2,494,000   1.b.
 2.  Securities:                                                                      / / / / / / / / / / /
      a.   Held-to-maturity securities (from Schedule RC-B, column A) ................1754                      0  2.a.
      b.   Available-for-sale securities (from Schedule RC-B, column D) ..............1773             4,368,000   2.b.
 3.  Federal funds sold and securities purchased under agreements to resell           / / / / / / / / / / /
     in domestic offices of the bank and of its Edge and Agreement
     subsidiaries, and in IBFs:                                                       / / / / / / / / / / /
     a.   Federal funds sold .........................................................0276             3,651,000    3.a
     b.   Securities purchased under agreements to resell ............................0277             3,230,000    3.b.
 4.  Loans and lease financing receivables:                                           / / / / / / / / / / /
     a.   Loans and leases, net of unearned income
          (from Schedule RC-C)  RCFD 2122  27,239,000                                 / / / / / / / / / / /         4.a.
     b.   LESS:   Allowance for loan and lease losses
          RCFD 3123   917,000                                                         / / / / / / / / / / /         4.b.
     c.   LESS:   Allocated transfer risk reserve
          RCFD 3128   0                                                               / / / / / / / / / / /         4.c.
     d.   Loans and leases, net of unearned income,                                   / / / / / / / / / / /
          allowance, and reserve (item 4.a minus 4.b and 4.c) ........................2125             28,889,000   4.d.
 5. Assets held in trading accounts ..................................................3545             38,272,000   5.
 6. Premises and fixed assets (including capitalized leases) .........................2145                914,000   6.
 7. Other real estate owned (from Schedule RC-M) .....................................2150                213,000   7.
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M) .............................................................2130                184,000   8.
 9. Customers' liability to this bank on acceptances outstanding .....................2155                597,000   9.
10. Intangible assets (from Schedule RC-M) ...........................................2143                 17,000   10.
11. Other assets (from Schedule RC-F) ................................................2160              6,056,000   11.
12. Total assets (sum of items 1 through 11) .........................................2170             90,430,000   12.


--------------------------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:         Bankers Trust Company       Call Date:   12/31/96     ST-BK:   36-4840       FFIEC 031
Address:                     130 Liberty Street          Vendor ID: D              CERT:  00623           Page RC-2
City, State    ZIP:          New York, NY  10006                                                          12
FDIC Certificate No.:        |  0 |  0 |  6 |  2 |  3

Schedule RC--Continued


                                                                                                       C400
                                                       Dollar Amounts in Thousands             Bil Mil Thou
-----------------------------------------------------------------------------------------------------------
LIABILITIES                                                                      / / / / / / / / / / /
13. Deposits:                                                                    / / / / / / / / / / /

         a.   In domestic offices (sum of totals of columns A and C from
              Schedule RC-E, part I)                                             RCON 2200       11,985,000     13.a.
             (1)  Noninterest-bearing(1)...RCON 6631         2,734,000           / / / / / / / / / / /          13.a.(1)
             (2)  Interest-bearing ........RCON 6636         6,657,000           / / / / / / / / / / /          13.a.(2)
         b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs      / / / / / / / / / / /
              (from Schedule RC-E part II)                                       RCFN 2200       22,619,000     13.b (1)
             (1)   Noninterest-bearing ....RCFN 6631           654,000           / / / / / / / / / / /
             (2)   Interest-bearing .......RCFN 6636        22,731,000           / / / / / / / / / / /          13.b.(2)
14.    Federal funds purchased and securities sold under agreements to           / / / / / / / / / / /
       repurchase in domestic offices of the bank and of its Edge and            / / / / / / / / / / /
       Agreement subsidiaries, and in IBFs:                                      / / / / / / / / / / /
         a.   Federal funds purchased ...........................................RCFD 0278         6,560,000     14.a
         b.   Securities sold under agreements to repurchase ....................RCFD 0279           120,000     14.b
15.      a.   Demand notes issued to the U.S. Treasury ..........................RCON 2840                 0     15.a
         b.   Trading liabilities ...............................................RCFD 3548        19,172,000     15.b
16.    Other borrowed money:                                                     / / / / / / / / / / /
         a.   With original maturity of one year or less ........................RCFD 2332        15,909,000     16.a
         b.   With original maturity of more than one year ......................RCFD 2333         3,097,000     16.c
17.    Mortgage indebtedness and obligations under capitalized leases ...........RCFD 2910            31,000     17.
18.    Bank's liability on acceptances executed and outstanding .................RCFD 2920           597,000     18.
19.    Subordinated notes and debentures ........................................RCFD 3200         1,229,000     19.
20.    Other liabilities (from Schedule RC-G) ...................................RCFD 2930         5,235,000     20.
21.    Total liabilities (sum of items 13 through 20) ...........................RCFD 2948        85,554,000     21.
22.    Limited-life preferred stock and related surplus .........................RCFD 3282                 0     22.

EQUITY CAPITAL                                                                   / / / / / / / / / / /
23.    Perpetual preferred stock and related surplus ............................RCFD 3838           600,000     23.
24.    Common stock .............................................................RCFD 3230         1,001,000     24.
25.    Surplus (exclude all surplus related to preferred stock) .................RCFD 3839           540,000     25.
26.      a.   Undivided profits and capital reserves ............................RCFD 3632         3,131,000     26.a.
         b.   Net unrealized holding gains (losses) on available-for-sale
              securities ........................................................RCFD 8434       (    14,000)    26.b
27.    Cumulative foreign currency translation adjustments ......................RCFD 3284       (   382,000)    27.
28.    Total equity capital (sum of items 23 through 27) ........................RCFD 3210         4,876,000     28.
29.    Total liabilities, limited-life preferred stock, and equity capital        / / / / / / / / / / /
       (sum of items 21, 22, and 28) ............................................RCFD 3300        90,430,000     29.


Memorandum
To be reported only with the March Report of Condition.

1.   Indicate  in the box at the right the  number of the  statement  below that
     best describes the most comprehensive  level of auditing work performed for                           Number
     the bank by independent external auditors as of any date during 1995 .......RCFD 6724                N/A      M


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

                               State of New York,

                               Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to
$1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 21st day of March in the Year of our Lord one thousand nine hundred and ninety-six.



                                                Peter M. Philbin
                                       ------------------------------
                                       Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law



          We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

          1. The name of the corporation is Bankers Trust Company.

          2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

          3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

          4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred
         Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

          6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

          IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                              /s/James T. Byrne, Jr.
                                              ---------------------
                                              James T. Byrne, Jr.
                                              Managing Director


                                              /s/ Lea Lahtinen
                                              ---------------------
                                              Lea Lahtinen
                                              Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                /s/Lea Lahtinen
                                                ---------------
                                                Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


         Sandra L. West
------------------------------
         Notary Public

           SANDRA L. WEST                      Counterpart filed in the
   Notary Public State of New York             Office of the Superintendent of
           No. 31-4942101                      Banks, State of New York,
    Qualified in New York County               This 21st day of March, 1996
Commission Expires September 19, 1996